Registration No. 33-84894
                                                          Rule 424(b)(3)


           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 1995

                    MLCC Mortgage Investors, Inc., Seller
                ML Home Equity Loan Pass-Through Certificates,
                    Series 1995-1, Class A-1 and Class A-2

                       MERRILL LYNCH CREDIT CORPORATION
                                   Servicer


_____________________________________________________________________________

     On March 30, 1995, the ML Home Equity Loan Trust 1995-1 (the "Trust") issued the ML Home Equity Loan Pass-Through Certificates, Series 1995-1 (the "Certificates") in an original aggregate principal amount of $331,554,000. Each Certificate represented an undivided interest in the Trust created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1995 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" on pages S-38 and S-39 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                    1995-1

                  MLCC MORTGAGE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                             -------------------------------------------------------------------------
                                1992        1993         1994         1995         1996        1997
                             ----------  ----------   ----------   ----------   ----------  ----------
Number of Revolving
  Credit Line Loans
  Serviced  . . . . . . .        15,084      13,839       15,598       25,056       28,368      31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced . .    $1,062,930  $1,037,427   $1,079,693   $1,293,483   $1,353,800  $1,387,217
Loan Balance of
  Revolving Credit
  Line Loans
  2 Mos. Delinquent . . .    $    3,717  $    5,161   $    5,358   $    8,447   $    8,292  $    5,450
Loan Balance of Revolving
  Credit line Loans
  3 Mos. or more
  Delinquent  . . . . . .    $   18,751  $   17,508   $   22,989   $   33,763   $   39,508  $   44,104
Total of 2 Months or
  more Delinquent as a
  Percentage of Aggregate
  Loan Balance of
  Revolving Credit Line
  Loans Serviced  . . . .         2.11%       2.19%        2.63%        3.26%        3.53%       3.57%



                      MLCC MORTGAGE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                             -------------------------------------------------------------------------
                                1992        1993         1994         1995         1996        1997
                             ----------  ----------   ----------   ----------   ----------  ----------
As of end of Period:
  Number of Revolving
  Credit Line Loans
  Serviced  . . . . . . .        15,084      13,839       15,598       25,056       28,368      31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced . .    $1,062,930  $1,037,427   $1,079,693   $1,293,483   $1,353,800  $1,387,217
For the Period:
  Gross Charge Offs
    Dollars . . . . . . .    $    1,447  $    3,153   $    1,118   $    3,700   $    1,860  $    4,269
    Percentage(1) . . . .         0.14%       0.30%        0.10%        0.29%        0.14%       0.31%

__________________________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

                                    1995-1

     The information contained in the tables set forth after the second paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" on page S-40 of the Prospectus Supplement are hereby updated in their entirety as follows:

                    DIME PORTFOLIO DELINQUENCY EXPERIENCE

                                                                        AS OF DECEMBER 31,
                                                        ---------------------------------------------
                                                            1994       1995        1996        1997
                                                        ---------   ---------   --------    ---------
Number of revolving credit
  line loans Serviced . . . . . . . . . . . . . . . .       4,417       3,919      3,356        2,758
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . . . . . . . . . . . .    $233,053    $200,367   $163,241     $128,391
Loan balance of revolving
  credit line loans
  2 Months delinquent . . . . . . . . . . . . . . . .    $  1,743    $  1,000   $  1,039     $    809
Loan balance of revolving
  credit line loans 3 mos.
  or more delinquent  . . . . . . . . . . . . . . . .    $  2,056    $  2,885   $  3,145     $  3,589
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . . . . . . . . . . . .        1.63%       1.94%      2.56%        3.42%


                       Dime Portfolio Loan Loss Experience

                                                                       As of December 31,
                                                        ---------------------------------------------
                                                            1994       1995        1996        1997
                                                        ---------   ---------   --------    ---------
As of end of period:
  Number of revolving                                       4,417       3,919      3,356        2,758
  Aggregate loan balance of                              $233,053    $200,367   $163,241     $128,391
For the period:
  Gross charge-offs dollars . . . . . . . . . . . . .    $     74    $     95   $    327    $     130
  Percentage(1) . . . . . . . . . . . . . . . . . . .        0.03%       0.05%      0.20%        0.10%

_______________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally,   the  information   contained  in  the   tables  entitled
(a) "Cut-Off Date Trust Balances of MLCC Mortgage Loans" under the heading "The Mortgage Loan Pool--The MLCC Mortgage Loans" on page S-26 of the Prospectus Supplement and (b) "Cut-off Date Trust Balances of Dime Mortgage Loans" under the heading "The Mortgage Loan Pool--The Dime Mortgage Loans" on page S-31 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1997, the Loan Balances of the Mortgage Loans:

                                    1995-1

        TRUST BALANCES OF MLCC MORTGAGE LOANS AS OF DECEMBER 31, 1997

                                                                                          % of MLCC
                                                      Number of                            Mortgage
                                                      Mortgage            Trust            Loans by
             Range of Trust Balances                    Loans            Balance        Trust Balance
-----------------------------------------------       ---------    ---------------      -------------
$    4,999.99 or Lower  . . . . . . . . . . . .          573       $  1,288,768.76           1.40%
$    5,000.00-      9,999.99  . . . . . . . . .          272          1,954,273.12           2.12
$    10,000.00-     14,999.99 . . . . . . . . .          178          2,169,911.58           2.35
$    15,000.00-     19,999.99 . . . . . . . . .          148          2,579,230.89           2.80
$    20,000.00-     24,999.99 . . . . . . . . .          119          2,651,151.88           2.87
$    25,000.00-     29,999.99 . . . . . . . . .           99          2,704,337.85           2.93
$    30,000.00-     34,999.99 . . . . . . . . .           71          2,304,606.40           2.50
$    35,000.00-     39,999.99 . . . . . . . . .           70          2,642,376.23           2.87
$    40,000.00-     44,999.99 . . . . . . . . .           53          2,241,862.67           2.43
$    45,000.00-     49,999.99 . . . . . . . . .           63          3,017,487.80           3.27
$    50,000.00-     54,999.99 . . . . . . . . .           45          2,343,388.80           2.54
$    55,000.00-     59,999.99 . . . . . . . . .           53          3,053,728.93           3.31
$    60,000.00-     64,999.99 . . . . . . . . .           25          1,549,640.44           1.68
$    65,000.00-     69,999.99 . . . . . . . . .           18          1,209,268.27           1.31
$    70,000.00-     74,999.99 . . . . . . . . .           29          2,102,197.05           2.28
$    75,000.00-     99,999.99 . . . . . . . . .           94          8,255,175.48           8.95
$    100,000.00-    149,999.99  . . . . . . . .           99         11,986,401.26          13.01
$    150,000.00-    199,999.99  . . . . . . . .           42          7,266,287.53           7.88
$    200,000.00-    249,999.99  . . . . . . . .           19          4,253,537.34           4.61
$    250,000.00-    299,999.99  . . . . . . . .           15          4,197,605.01           4.55
$    300,000.00-    349,999.99  . . . . . . . .           10          3,235,467.21           3.51
$    350,000.00-    399,999.99  . . . . . . . .            4          1,511,115.70           1.64
$    400,000.00-    449,999.99  . . . . . . . .            5          2,079,815.44           2.26
$    450,000.00-    499,999.99  . . . . . . . .            3          1,395,412.34           1.51
$    500,000.00-    549,999.99  . . . . . . . .            3          1,525,715.58           1.65
$    550,000.00-    599,999.99  . . . . . . . .            1            585,521.05           0.63
$    600,000.00-    649,999.99  . . . . . . . .            2          1,237,954.14           1.34
$    950,000.00-    999,999.99  . . . . . . . .            1            999,592.66           1.08
$    1,000,000.00-  1,099,999.99  . . . . . . .            2          2,114,000.00           2.29
$    1,100,000.00-  1,199,999.99  . . . . . . .            1          1,100,000.00           1.19
$    1,400,000.00-  1,499,999.99  . . . . . . .            1          1,499,999.97           1.63
$    2,200,000.00-  2,299,999.99  . . . . . . .            1          2,292,217.80           2.49
$    2,800,000.00-  2,899,999.99  . . . . . . .            1          2,873,693.38           3.12
                                                      ---------    ---------------      -------------
     TOTALS . . . . . . . . . . . . . . . . . .        2,120        $92,221,742.56         100.00%
                                                      =========    ===============      =============

                                    1995-1

        TRUST BALANCES OF DIME MORTGAGE LOANS AS OF DECEMBER 31, 1997


                                                                                          % of Dime
                                                        Number of                         Mortgage
                                                         Mortgage          Trust          Loans by
              Range of Trust Balances                     Loans           Balance       Trust Balance
---------------------------------------------------     ---------     --------------    -------------
$    4,999.99 or Lower  . . . . . . . . . . . . . .        337        $   721,101.20        12.27%
$    5,000.00-      9,999.99  . . . . . . . . . . .        143            988,028.26        16.83
$    10,000.00-     14,999.99 . . . . . . . . . . .         74            869,978.92        14.80
$    15,000.00-     19,999.99 . . . . . . . . . . .         37            617,916.82        10.51
$    20,000.00-     24,999.99 . . . . . . . . . . .         17            373,197.55         6.35
$    25,000.00-     29,999.99 . . . . . . . . . . .          9            241,861.33         4.11
$    30,000.00-     34,999.99 . . . . . . . . . . .          8            261,802.23         4.45
$    35,000.00-     39,999.99 . . . . . . . . . . .          1             35,000.00         0.60
$    40,000.00-     44,999.99 . . . . . . . . . . .          4            166,796.00         2.84
$    45,000.00-     49,999.99 . . . . . . . . . . .          4            185,849.29         3.16
$    50,000.00-     54,999.99 . . . . . . . . . . .          3            152,977.81         2.60
$    55,000.00-     59,999.99 . . . . . . . . . . .          1             58,487.00         1.00
$    60,000.00-     64,999.99 . . . . . . . . . . .          1             63,779.43         1.09
$    65,000.00-     69,999.99 . . . . . . . . . . .          1             65,000.00         1.08
$    70,000.00-     74,999.99 . . . . . . . . . . .          1             71,845.00         1.22
$    75,000.00-     99,999.99 . . . . . . . . . . .          2            169,058.70         2.88
$    100,000.00-    149,999.99  . . . . . . . . . .          4            523,150.68         8.90
$    300,000.00-    349,999.99  . . . . . . . . . .          1            311,965.96         5.31
                                                        ---------     --------------    -------------
     TOTALS . . . . . . . . . . . . . . . . . . . .        648         $5,877,796.18       100.00%
                                                        =========     ==============    =============

                             ____________________

               The date of this Supplement is April 13, 1998.